SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-CORNING NATURAL GAS CORPORATION
           GABELLI FUNDS, LLC.
               GABELLI UTILITY FUND
                      11/30/06            5,000            16.3500
                      11/27/06              100            16.3500
                      11/16/06            2,900            16.4000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE OVER-THE-COUNTER MARKET.

(2) PRICE EXCLUDES COMMISSION.